UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): AUGUST 8, 2005
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                              XETHANOL CORPORATION
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

             000-50154                                      84-1169517
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     (Commission File Number)                  (IRS Employer Identification No.)

     1185 AVENUE OF THE AMERICAS
          NEW YORK, NEW YORK                                         10036
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   (Address of Principal Executive Offices)                        (Zip Code)

                                 (646) 723-4000
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

      On August 8, 2005, Xethanol BioFuels, LLC, the subsidiary that operates Xethanol's Blairstown Iowa facility, closed an additional $1.6 million financing for . As part of the financing, Xethanol BioFuels issued senior secured royalty income notes in the aggregate principal amount of $1,600,000. Proceeds of the financing will be used for general corporate purposes and to further the development and integration of Xethanol's technologies.

      The senior secured royalty income notes provide for interest to be paid semi-annually at the greater of 10% per year or 5% of revenues from sales of ethanol, wet distillers grain and any other co-products, including xylitol, at the Xethanol BioFuels facility, with principal becoming due in August 2012. Xethanol BioFuels has the right to require the holders of the notes, from and after August 2008, to surrender their notes for an amount equal to 130% of the outstanding principal, plus unpaid accrued interest thereon. The holders of the notes have the right to convert their notes into shares of Xethanol common stock at any time at a conversion price equal to $4.00 per share (equivalent to 400,000 shares).

      Pursuant to a security agreement, Xethanol BioFuels pledged its land, buildings and site improvements, mechanical and process equipment and certain personal property as security for the payment of the principal and interest of the notes. In the event of an uncured default under the notes, the holders are authorized to take possession of, sell and/or operate the assets of Xethanol BioFuels in order to generate proceeds sufficient to pay the principal and interest of the notes. This could include collecting accounts owed by customers of the facility, operating, or subleasing the facility, selling the ethanol and wet distillers grain, selling machinery and equipment relating to the facility, or taking any other lawful action to collect the principal and interest through realization on the assets of the facility. Recourse under the notes is limited to Xethanol BioFuels' assets and is not guaranteed by Xethanol or any of its respective other current or future subsidiaries, assets or facilities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         XETHANOL CORPORATION


Date:  September 27, 2005                By: /s/ Christopher d'Arnaud-Taylor
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                                         Christopher d'Arnaud-Taylor
                                         Chairman and Chief Executive Officer